M CORP

                               EXHIBIT #22

                              SUBSIDIARIES


                                                                   Percentage
                                                                     Voting
                                                                   Securities
                                       State of                     Owned By
Name Of Company                      Organization                  Registrant

First Montana Development Company
  (Inactive)                           Montana                         100.0

Century Title Company (Inactive)       Montana                         100.0

Century Title Insurance Company
  (Inactive)                           Montana                         100.0

Diversified Realty, Inc.               Montana                          83.9

TSI, Inc.                              Montana                          90.9

UAC, Inc.                              Delaware                          (1)

TSI Business Systems, Inc.             Montana                           (2)

TSI Leasing, Inc.                      Montana                           (2)

First Mortgage Investors, Inc.
  (Inactive)                           North Dakota                      (3)

First Montana Title Company of
  Great Falls                          Montana                           (4)

First Montana Title Insurance
  Company                              Montana                           (2)

First Montana Title Company of
  Billings                             Montana                           (5)

First Montana Title Company of
  Forsyth                              Montana                           (5)

Consulting Associates, Inc.            Montana                           (4)


     (1) Owned  86.9% by TSI, Inc.
     (2) Owned   100% by TSI, Inc.
     (3) Owned    70% by UAC, Inc.
     (4) Owned   100% by UAC, Inc.
     (5) Owned   100% by First Montana Title Insurance Company



TSI, Inc. and Diversified Realty, Inc., are each registered under the Exchange Act and each files its own Form 10-KSB pursuant to that act.